EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase of shares on the NASDAQ Global Select Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
9/26/2016	Purchase	$ 8.3448	[1]	13554
9/26/2016	Purchase	$ 8.3446	[2]	13400
9/27/2016	Purchase	$ 8.4013	[3]	25700
9/27/2016	Purchase	$ 8.3922	[4]	17800
9/28/2016	Purchase	$ 8.4703	[5]	44837
9/29/2016	Purchase	$ 8.4508	[6]	27600
9/30/2016	Purchase	$ 8.4482	[7]	45000
10/3/2016	Purchase	$ 8.4758	[8]	30626
10/4/2016	Purchase	$ 8.4967	[9]	750
10/4/2016	Purchase	$ 8.4957	[10]	5408
10/6/2016	Purchase	$ 8.5000		500
10/6/2016	Purchase	$ 8.4934	[11]	12000
10/7/2016	Purchase	$ 8.4470	[12]	12051
10/11/2016	Purchase	$ 8.5000		1000
10/11/2016	Purchase	$ 8.4777	[13]	11000
10/12/2016	Purchase	$ 8.4764	[14]	20800

1 This transaction was executed in multiple trades at prices ranging from $8.31 – 8.40.

2 This transaction was executed in multiple trades at prices ranging from $8.305 – 8.40.

3 This transaction was executed in multiple trades at prices ranging from $8.31 – 8.46.

4 This transaction was executed in multiple trades at prices ranging from $8.31 – 8.44.

5 This transaction was executed in multiple trades at prices ranging from $8.32 – 8.50.

6 This transaction was executed in multiple trades at prices ranging from $8.41 – 8.50.

7 This transaction was executed in multiple trades at prices ranging from $8.38 – 8.50.

8 This transaction was executed in multiple trades at prices ranging from $8.41 – 8.50.

9 This transaction was executed in multiple trades at prices ranging from $8.49 – 8.50.

10 This transaction was executed in multiple trades at prices ranging from $8.47 – 8.50.

11 This transaction was executed in multiple trades at prices ranging from $8.47 – 8.50.

12 This transaction was executed in multiple trades at prices ranging from $8.39 – 8.50.

13 This transaction was executed in multiple trades at prices ranging from $8.44 – 8.50.

14 This transaction was executed in multiple trades at prices ranging from $8.43 – 8.50.

10/13/2016	Purchase	$ 8.4250	[15]	25000
10/14/2016	Purchase	$ 8.4047	[16]	32500
10/17/2016	Purchase	$ 8.4177	[17]	19232
10/18/2016	Purchase	$ 8.4041	[18]	20500
10/19/2016	Purchase	$ 8.4135	[19]	51200
10/20/2016	Purchase	$ 8.4569	[20]	30910
10/21/2016	Purchase	$ 8.4626	[21]	31033
10/24/2016	Purchase	$ 8.5000		1100
10/25/2016	Purchase	$ 8.4936	[22]	4500
10/26/2016	Purchase	$ 8.4914	[23]	6335
10/27/2016	Purchase	$ 8.5000		1000
10/27/2016	Purchase	$ 8.4935	[24]	6089
10/28/2016	Purchase	$ 8.4934	[25]	10222
10/31/2016	Purchase	$ 8.3191	[26]	20038
11/1/2016	Purchase	$ 8.3228	[27]	16806
11/2/2016	Purchase	$ 8.2640	[28]	26900
11/3/2016	Purchase	$ 8.2497	[29]	29948
11/14/2016	Purchase	$ 8.5975	[30]	24400
11/15/2016	Purchase	$ 8.6143	[31]	43700
11/16/2016	Purchase	$ 8.6905	[32]	50000
11/17/2016	Purchase	$ 8.6041	[33]	50000
11/18/2016	Purchase	$ 8.5424	[34]	50000
11/21/2016	Purchase	$ 8.5020	[35]	37400
11/22/2016	Purchase	$ 8.5603	[36]	39000

15 This transaction was executed in multiple trades at prices ranging from $8.32 – 8.50.

16 This transaction was executed in multiple trades at prices ranging from $8.35 – 8.49.

17 This transaction was executed in multiple trades at prices ranging from $8.38 – 8.46.

18 This transaction was executed in multiple trades at prices ranging from $8.355 – 8.47.

19 This transaction was executed in multiple trades at prices ranging from $8.31 – 8.49.

20 This transaction was executed in multiple trades at prices ranging from $8.38 – 8.50.

21 This transaction was executed in multiple trades at prices ranging from $8.40 – 8.50.

22 This transaction was executed in multiple trades at prices ranging from $8.47 – 8.50.

23 This transaction was executed in multiple trades at prices ranging from $8.475 – 8.50.

24 This transaction was executed in multiple trades at prices ranging from $8.47 – 8.50.

25 This transaction was executed in multiple trades at prices ranging from $8.47 – 8.50.

26 This transaction was executed in multiple trades at prices ranging from $8.225 – 8.50.

27 This transaction was executed in multiple trades at prices ranging from $8.225 – 8.50.

28 This transaction was executed in multiple trades at prices ranging from $8.10 – 8.50.

29 This transaction was executed in multiple trades at prices ranging from $8.15 – 8.30.

30 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.675.

31 This transaction was executed in multiple trades at prices ranging from $8.45 – 8.75.

32 This transaction was executed in multiple trades at prices ranging from $8.575 – 8.75.

33 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.725.

34 This transaction was executed in multiple trades at prices ranging from $8.45 – 8.65.

35 This transaction was executed in multiple trades at prices ranging from $8.475 – 8.55.

36 This transaction was executed in multiple trades at prices ranging from $8.475 – 8.675.